UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12400 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

1801 Augustine Cut-Off
Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

Effective December 13, 2016, Incyte Corporation (“Incyte”) and Eli Lilly and Company (“Lilly”) entered into an amendment (the “Lilly Amendment”) to the License, Development and Commercialization Agreement, entered into as of December 18, 2009, and as previously amended, between Incyte and Lilly (the “Lilly License Agreement”). Under the Lilly Amendment, the milestone provisions of the Lilly License Agreement have been amended to provide that the $65 million milestone payment from Lilly to Incyte that was initially to be triggered upon a positive recommendation by the Committee for Medicinal Products for Human Use at the European Medicines Agency will now be triggered by the receipt of marketing authorization for baricitinib by the European Commission.

The foregoing description of the Lilly Amendment does not purport to be complete and is qualified in its entirety by reference to the Lilly Amendment, a copy of which Incyte expects to file as an exhibit to Incyte’s Annual Report on Form 10-K for the year ending December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2016
INCYTE CORPORATION

	By:	/s/ Eric H. Siegel
Eric H. Siegel
Executive Vice President and
General Counsel